UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No.    )

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American Outdoor Brands Corporation

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2100 Roosevelt Avenue PO Box 2208 Springfield, MA 01102-2208	James Debney President and CEO

Dear Fellow Employee Stockholder:

If you are a stockholder of American Outdoor Brands, you should have received or will be receiving notification from your broker of our upcoming annual stockholder meeting and your right to vote. Please note that your vote is very important, and we urge you to vote as soon as possible after receiving your notification. Below is our Board of Directors’ recommendation on how you should vote your shares, and I encourage you to vote accordingly:

Our Board of Directors recommends that you vote as follows:

*	FOR the election of each of the nominee directors (Proposal One);

*	FOR the advisory vote on the compensation of our named executive officers for fiscal 2018 (Proposal Two);

*	FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accountant of our company for the fiscal year ending April 30, 2019 (Proposal Three); and

*	AGAINST approval of the stockholder proposal (Proposal Four).

This year, we are required to include in our proxy statement a stockholder proposal (Proposal Four), which requests that we issue a so-called “gun safety” report that addresses the following topics:

1.	Monitoring violent events associated with our firearms;

2.	Efforts to produce safer firearms and, in particular, so-called “smart gun” technology;

3.	An assessment of the reputational and financial risks related to gun violence.

In our proxy statement, which your broker has provided to you or you will receive shortly and which I encourage you to read carefully, we explain (pages 71-74) why our Board of Directors believes you should vote against the stockholder proposal (Proposal Four). In summary, the monitoring of violent events associated with our firearms is not possible since we do not sell our firearms to end-consumers. Such monitoring is not feasible and, even if it were, it would do nothing to make our communities safer. We also explain in our proxy statement that “smart gun” technology is not commercially available or reliable and there is no market for such products. Lastly, we explained that a report on the reputational and financial risks related to gun violence already exists and is updated annually in our Annual Report, which accompanied the proxy statement that you received.

In our proxy statement, we also explain that the proponent of the stockholder proposal (mostly comprising various faith-based groups) has not submitted the proposal for the benefit of our company, our employees, or our stockholders. Rather, the proponent is part of a special interest group with an anti-firearms agenda and that the proponent is misusing the proxy process to advance its own political agenda and anti-firearms narrative at the expense of our company, our employees, and our stockholders. For these reasons, I urge you to vote against the stockholder proposal (Proposal Four).

Your proxy materials will give you instructions on how to vote your shares. Once you receive those materials, you will have the opportunity to vote via U.S. mail, online, or by telephone. Simply follow the instructions in your materials for whichever voting method you prefer. Whether using mail, phone, or online, please be sure to cast a ballot for each card you receive so that all of your shares are voted.